EXHIBIT 10.1

January 22, 2021

Churchill Capital Corp II

640 Fifth Avenue, 12th Floor

New York, New York 10019

Software Luxembourg Holding S.A.

48, Boulevard Grande-Duchesse Charlotte
L-1330 Luxembourg
Grand Duchy of Luxembourg

Re:	Amendment to Sponsor Agreement

Ladies and Gentlemen:

Reference is made to the Sponsor Agreement, dated as of October 12, 2020 (the “Sponsor Agreement”) by and among Churchill Capital Corp II, a Delaware corporation (the “Acquiror”), Software Luxembourg Holding S.A., a public limited liability company (société anonyme), incorporated and organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 48, Boulevard Grande-Duchesse Charlotte, L-1330 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B246188 (the “Company”), Churchill Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), and the undersigned individuals, each of whom is a member of the Acquiror’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sponsor Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that the Sponsor Agreement is amended pursuant to Paragraph 6 thereof by adding a new Paragraph 17, which shall read in its entirety as follows:

17.	Vesting Provisions. The Sponsor agrees that, as of immediately prior to (but subject to) the Closing, all of the Founder Shares held by the Sponsor as of the Closing shall be subject to the vesting provisions set forth in this paragraph 17. The Sponsor agrees that it shall not (and will cause its Affiliates not to) Transfer any unvested Founder Shares held by the Sponsor prior to the date such Founder Shares become vested pursuant to this paragraph 17, except to the extent permitted by paragraph 3(b). For the avoidance of doubt, the Founder Shares beneficially owned by the individual Insiders other than the Sponsor shall not be subject to vesting.

a.	Vesting of Founder Shares.

i.	Vesting of Shares at Closing. 75% of the Founder Shares Beneficially Owned by the Sponsor as of the Closing shall vest at Closing.

ii.	Performance Vesting Shares. 25% of the Founder Shares Beneficially Owned by the Sponsor as of the Closing shall vest at such time as a $12.50 Stock Price Level is achieved.

b.	Stock Price Level. For purposes of this paragraph 17, the “Stock Price Level” will be considered achieved only (a) when the price of Common Stock on the New York Stock Exchange (or other exchange or other market where the Common Stock is then traded) is greater than or equal to $12.50 or (b) in an Acquiror Sale. The Stock Price Level will be equitably adjusted on account of any share split, reverse share split or similar equity restructuring transaction.

c.	Acquiror Sale. Notwithstanding the foregoing, in the event the Acquiror enters into a binding agreement with respect to an Acquiror Sale, all unvested Founder Shares Beneficially Owned by the Sponsor shall vest on the day prior to the closing of such Acquiror Sale. For avoidance of doubt, following a transaction or business combination that is not an “Acquiror Sale” hereunder, including a transaction or business combination in which the equity securities of the surviving entity of such business combination or other transaction are registered under the Exchange Act and listed or quoted for trading on a national securities exchange, the equitable adjustment provisions of paragraph 15 shall apply, including, without limitation, to the performance vesting criteria set forth in this paragraph 17.

d.	As used in this paragraph 17, “Acquiror Sale” shall mean the occurrence of any of the following events (which, for the avoidance of doubt, shall not include the Business Combination): (a) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto is or becomes the beneficial owner, directly or indirectly, of securities of the Acquiror representing more than 50% of the combined voting power of the Acquiror’s then outstanding voting securities, (b) there is consummated a merger or consolidation of the Acquiror with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the board of directors of the Acquiror immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of the Acquiror immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (c) the stockholders of the Acquiror approve a plan of complete liquidation or dissolution of the Acquiror or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by the Acquiror of all or substantially all of the assets of the Acquiror and its Subsidiaries, taken as a whole, other than such sale or other disposition by the Acquiror of all or substantially all of the assets of the Acquiror and its Subsidiaries, taken as a whole, to an entity at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Acquiror in substantially the same proportions as their ownership of the Acquiror immediately prior to such sale.

Except as explicitly amended hereby, the Sponsor Agreement shall continue, without amendment, in full force and effect from and after the date hereof.

This Amendment may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[signature page follows]

Sincerely,

CHURCHILL SPONSOR II LLC

By:	/s/ Mark Klein
Name:	Mark Klein
Title:	Authorized Person

/s/ Michael Klein
Michael Klein

/s/ Peter Seibold
Peter Seibold

/s/ Mark Klein
Mark Klein

/s/ Malcolm S. McDermid
Malcolm S. McDermid

/s/ Glenn August
Glenn August

/s/ Karen G. Mills
Karen G. Mills

/s/ Jeremy Paul Abson
Jeremy Paul Abson

/s/ Dena Brumpton
Dena Brumpton

Acknowledged and Agreed:

CHURCHILL CAPITAL CORP II

By:	/s/ Peter Seibold
	Name:	Peter Seibold
	Title:	Chief Financial Officer

Acknowledged and Agreed:

SOFTWARE LUXEMBOURG HOLDING S.A

By:	/s/ Greg Porto
	Name:	Greg Porto
	Title:	Authorized Signatory